UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 25, 2008 (March 19, 2008)

Date of Report (Date of earliest event reported)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 7, 2008, BEA Systems, Inc. (the “Company”) filed a Form 8-K disclosing that on February 1, 2008, the Company received a Staff Determination Letter from the staff of The Nasdaq Stock Market LLC stating that the Company did not hold an annual meeting of stockholders for the fiscal year ended January 31, 2007 (the “2007 Annual Meeting”), or solicit proxies or file a proxy statement relating to the 2007 Annual Meeting, by the end of its next fiscal year, January 31, 2008. The letter further stated that the Company’s securities would be delisted from The Nasdaq Stock Market effective February 12, 2008 unless the Company requested a hearing on the matter. On February 7, 2008, the Company requested an oral hearing before a Nasdaq Listing Qualifications Panel (the “Panel”), which stayed the delisting pending the Panel’s decision.

On March 18, 2008, the Company held its 2007 Annual Meeting. On March 19, 2008, Nasdaq notified the Company that the annual stockholder meeting and proxy solicitation deficiencies have been cured, and the hearing is considered moot.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: March 25, 2008	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer